EXHIBIT 10.55

THIRD AMENDMENT TO REAL ESTATE RETENTION AGREEMENT

THIS THIRD AMENDMENT TO REAL ESTATE RETENTION AGREEMENT (this “Amendment”) is made as of the 20th day of December, 2007, by and among ALEXANDER’S INC., a Delaware corporation (“Alexander’s”), having an address at 210 Route 4 East, Paramus, New Jersey 07652, (sometimes hereinafter referred to as “Owner”), and VORNADO REALTY, L.P., a Delaware, having an office at 210 Route 4 East, Paramus, New Jersey 07652 (“Consultant”).

R E C I T A L S

A.     Alexander’s and Consultant’s predecessors-in-interest, Vornado, Inc. and Keen Consultants Inc., have heretofore entered into that certain Real Estate Retention Agreement, dated July 20, 1992 as amended by amendments dated July 3, 2002 and January 1, 2007 (the “Retention Agreement”).

B.     As of the date hereof, Consultant and Alexanders of Rego Park II, Inc. have entered into that certain Rego II Real Estate Retention Agreement (the “Rego II Retention Agreement”), relating to the property located at Junction Boulevard Rego Park, New York and identified as tax block 2080, lot 101 (the “Rego II Property”).

C.     Whereas, Owner and Manager desire to amend the Retention Agreement to delete the Rego II Property from such Retention Agreement and to make certain other conforming changes.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Owner and Manager hereby agree to the following amendments to be effective from and after the date hereof (the “Effective Date”):

1.     Schedule of Assets. The reference in the Schedule of Assets to the Retention Agreement to the “Rego Park, Queens” property shall hereafter be deemed to exclude the Rego II Property.

2.     Fee. The third sentence of Article II.C.1.(b) is hereby amended to insert the following after the words “under the 59th Street Retention Agreement”: “and the Rego II Retention Agreement”.

3.     Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

4.     Defined Terms. All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Retention Agreement. The marginal headings and titles to the paragraphs of this Amendment are not a part of this Amendment and shall have no effect upon the construction or interpretation of any part hereof.

5.     Amendment. This Amendment is incorporated into and made a part of the Retention Agreement, and the Retention Agreement and all terms, conditions and provisions of the Retention Agreement are ratified and confirmed in all respects and is and shall continue to be in full force and effect as modified and amended hereby.

6.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

7.     No Modification. This Amendment constitutes the entire understanding of the parties with respect to the subject hereof and may not be amended except in a writing executed by the parties hereto.

8.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns.

9.     Accrued Rego II Fees. Consultant acknowledges and agrees that any fees that become payable with respect to the leases listed on Schedule A attached hereto shall be payable under the Rego Park II Retention Agreement and not the Retention Agreement modified by this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

OWNER:

ALEXANDER’S INC., a

Delaware corporation

By:  /s/ Alan J. Rice

Name:  Alan J. Rice

Title:  Authorized Signatory

MANAGER:

VORNADO REALTY, L.P.

By:  /s/ Joseph Macnow

Name:  Joseph Macnow

Title:  Authorized Signatory

Schedule A

Lease dated March 22, 2005 between Owner, as landlord. and Century Rego Realty LLC, as tenant.

Lease dated December 6, 2006 between Owner, as landlord, and Home Depot U.S.A., Inc., as tenant.

Lease dated June 12, 2006 between Owner, as landlord, and Kohl’s Department Stores, Inc., as tenant.